EXHIBIT 99.1
For Immediate Release
Spanish Broadcasting Announces Appointment of Director and
Audit and Compensation Committee Member
Coconut Grove, FL, June 8, 2010 — Spanish Broadcasting System, Inc. (“SBS”; NASDAQ: SBSA) announced today that Manuel E. Machado has joined the Board of Directors effective June 3, 2010. The Board has appointed Mr. Machado to serve on the Audit Committee and on the Compensation Committee.
“We welcome Manuel to the Board. We are delighted to have the benefit of his deep experience and knowledge and we look forward to working with him,” said Raul Alarcon, President and CEO.
Manuel E. Machado has been the Chief Executive Officer and Co-Chairman of MGSCOMM, an integrated marketing communications agency, one of the fastest-growing marketing communications agencies in the country, since its formation in March 2003. Mr. Machado was also elected to the board of directors of Worldwide Partners, Inc. (worldwidepartners.com) on May 26, 2010. MGSCOMM and Worldwide Partners, Inc. are not affiliates of the Company. Prior to the formation of MGCOMM in 2003, Mr. Machado developed successful communications programs for some of the world’s most renowned brands such as McDonald’s Corporation, Coors Brewing, Ford Motor Co., Bacardi, Coca Cola, MasterCard International, Ralston Purina, Proctor & Gamble, Nike, Pisco Chile and the Government of Chile. He is also the founder of The Meka Group, a marketing communications agency later known as BVK/Meka, and served as its CEO from 1994 to 2003. Mr. Machado has also held key positions in companies of worldwide recognition such as Univision Network, Burson-Marsteller and Bacardi. Mr. Machado is a Past Chairman of the Association of Hispanic Advertising Agencies (AHAA), www.ahaa.org. He has been involved with the community through several organizations, including being named Trustee of the Vizcaya Museum and Gardens, the Latin Grammy’s Host Committee, the WLRN Board of Trustees, the Voices for Children Foundation Board of Directors, the Miami-Dade County Sister Cities Program, the Mercy Foundation Ambassadors Board of Directors, the Hialeah Foundation Board of Directors, Trustee of the Greater Miami Chamber of Commerce, and Trustee of the Beacon Council.
On June 7, 2010, the Company received a letter from NASDAQ stating that, based on Mr. Machado’s appointment, the Company has regained compliance with NASDAQ Listing Rule 5605(c)(2), which requires each listed company to maintain an audit committee composed of at least three members who meet certain eligibility criteria.

SBSA Safe Harbor Statement
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.
About Spanish Broadcasting System
Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, which are leading radio stations airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates Mega TV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events in the major U.S. markets and Puerto Rico. In addition, the Company operates www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.
Contact:
Analysts and Investors
Joseph A. García
Sr. Executive Vice President, Chief Financial Officer
(305) 441-6901
tangel@sbscorporate.com
Media and Press
Todd St.Onge
Brainerd Communicators, Inc.
(212) 986-6667
stonge@braincomm.com

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